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                                                                   EXHIBIT 10.20



                          MEMORANDUM OF UNDERSTANDING


THIS MEMORANDUM OF UNDERSTANDING is made and executed at Bangalore this 13 day of January, One Thousand Nine Hundred and Ninety Nine.

                                 BY AND BETWEEN

Mr Viren T Ranjan aged about 19 years, presently residing at No. 31, 6th Main, 3rd Block, Jayalakshmipuram, Mysore 571 012, represented by Mr Ashwini Ranjan, the lawful power of attorney holder of Mr Viren T Ranjan (hereinafter referred to as the "LESSOR" which expression shall mean and include his heirs, executors, administrators, legal representatives and assigns) of the "ONE PART".

                                       AND

M/s ACCELERATED NETWORKS (INDIA) PRIVATE LIMITED, a company incorporated under the laws of India and having its Registered Office at C/o Lovelock & Lewes, Chartered Accountants, `C' Wing, 14th Floor, Mittal Towers, 47/6, M G Road, Bangalore 560 001, represented for purpose of this agreement by Mr Yogi Mistry, Director, (hereinafter referred to as the "LESSEE" which expression shall mean and include its successors in interest, legal representatives, administrators, any of its associates, sub-concerns and permitted assigns) of the "OTHER PART".

(the Lessor and the Lessee would hereinafter as the context may permit be jointly referred to as the "PARTIES")

WHEREAS, the Lessor has represented and assured that he is the owner and is seized and in possessed and otherwise well and sufficiently entitled to the office premises admeasuring 5500 Sq, Ft. bearing site No. 145, Block V, Koramangala Extension (1st Stage), Bangalore 560 034 [As delineated in the map attached in ANNEXURE 1 hereto] which he has purchased from Abbas M Fazal vide sale deed regstered as serial number 7155 dated 27 November 1987, in the office of Sub-Registrar, Bangalore (South).

AND WHEREAS, there is no notice for acquisition or attachment and the aforesaid premises is free from any encumbrances or charge of any kind and is permitted to be used for commercial purposes.

AND WHEREAS, the Lessor has agreed to grant and the Lessee has agreed to accept a lease of the aforesaid premises (which is more fully and particularly described in the schedule hereunder given and hereinafter referred to as the "SCHEDULED PREMISES")

AND WHEREAS, the Lessor and Lessee have agreed to enter into this Memorandum Of Understanding (hereinafter referred to as `MOU') with the intend bind themselves and each other to enter in to a Lease Agreement (hereinafter referred to as the `AGREEMENT') in future for the Scheduled Premises on terms and conditions stipulated herein below:



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IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

1) The Lessor hereby agrees to grant to the Lessee lease in respect of the premises situate at site No. 145, Block V, Koramangala Extension (1st Stage), Bangalore 560 034, admeasuring 5500 Sq. Ft. as already defined as Scheduled Premises herein above.

2) The Lessor will grant to the Lessee lease in respect of the Scheduled Premises for a period of three years (hereinafter referred to as the `Lease Period') commencing from 05 February, 1999. At the end of the Lease Period, the Parties agree to extend the Lease Period upon terms to be mutually agreed upon between them.

3) The Lessee shall pay to the Lessor for the Scheduled Premises lease rental @ Rsl6/= per Sq. Ft., the monthly lease rentals would therefore be equal to Rs88,000/= (Rupees Eighty Eight Thousand Only) (herein after referred to as the `Rent') which would be payable by the 5th day of the succeeding month. The Rent would increase by 10% at the end of the first year on the, then prevailing rent and by a further 10% at the end of the second year on the, then prevailing rent till the end of the Lease Period, i.e., till the end of the third year. The Parties however agree that the Rent would be paid towards the Agreement ("Lease Rental") as well as towards the lease of utilities on the Scheduled Premises ("Utility Rentals"). The Lease Rental will be paid @ Rs. !0/- per Sq. Ft. and the Utility Rentals will be paid @ Rs. 6/- per Sq. Ft.

4) The Lessee, further agrees to give an interest free, refundable security deposit of Rs 13.2 lakhs (equivalent to 15 months rent) which shall be refunded to the Lessee on the termination of the Lease Period. Out of the said amount of Rs13.2 lakhs, the Lessee agrees to pay an amount of Rs 50,000/= (Rupees Fifty Thousand Only) to the Lessor by 15 January, 1999 which amount would be adjusted towards the interest free security deposit amount at the time of executing the Agreement. However, the Lessor and Lessee agree that this adjustment of the said amount of Rs 50,000/= towards the interest free refundable security deposit would be made only upon the fulfillment of the condition stipulated in clause 7 hereinafter.

5) The Lessee undertakes to use the Schedule Premises for its office purpose, i.e., for the development of computer software and hardware design in terms of the Memorandum of Association of the Lessee.

6) The Lessee agrees not to carry out any structural additions or alterations to the Scheduled Premises without the prior written consent of the Lessor. The Lessee, however, shall have the right to erect a microwave tower on top of the Scheduled Premises in order to establish radio link with the Software Technology Park at Electronic City, Bangalore. The Lessee further will have the right to install the air-conditioner units, coolers, exhaust fans, and such partitions as may be required without causing any damage to the Scheduled Premises and shall have the right to remove all such fixtures and fittings upon the termination of the Agreement.

7) A) The Lessor hereby represents that the present installed power capacity in the Scheduled Premises is 3 KVA. However, the Lessor agrees and assures that by 5

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            February 1999, he would enhance this installed power capacity in the
            Scheduled Premises from the present installed capacity of 3 KVA to 37 KVA. The Lessor and the Lessee also expressly agree that in the event the Lessor is not able to enhance the installed power capacity as stated herein, this MOU would stand terminated and the amount of Rs 50,000/= paid by the Lessee to the Lessor in terms of clause (4) herein above would be refunded by the Lessor to the Lessee within 3 days of the termination of this MOU, i.e., the amounts will be refunded by 8 February 1999.

            B) The Lessor and the Lessee also agree that in the event the Lessor is able to enhance the installed power capacity as stated in clause 7 A above, then the Lessee's obligation to pay the Rent as mentioned in clause 3 above would commence from the date on which the installed power capacity has been enhanced.

8) During the Lease Period, the Lessee shall carry out day to day minor repairs and maintenance of the Scheduled Premises including the fittings and fixtures at its own cost. However, major repairs which are attributable to the basic infrastructure of the Scheduled Premises, shall be the responsibility of the Lessor which will have to be carried out by him within 10 days of the receipt of the notice for the same by the Lessee. Anything costing Rs 1,000/= (Rupees One Thousand Only) or more will be deemed to be a major repair. In the event the Lessor fails to carry out the major repairs within the stipulated 10 days period, the Lessee will be at the liberty to do the same and deduct costs so incurred from the monthly Rent.

            PROVIDED THAT the Lessee shall permit the Lessor or his representatives / agent to enter into the Scheduled Premises for inspection at all reasonable hours with prior written permission from Lessee.

9) The Lessee agrees to permit the Lessor or his authorised agent to enter upon the Scheduled Premises for inspection and carryout the necessary repairs at a reasonable time upon giving a prior notice of atleast 4 days to this effect to the Lessee.

10) The Lessee agrees that on the expiry of the Lease Period, it would hand over the vacant position of the Scheduled Premises in good condition subject to normal ware and tare arising, from day to day use and subject to the Lessor refunding the security deposit amount as mentioned in clause 4 herein above.

11) The Lessor undertakes to pay all Municipal taxes, ground rent, fees or levies in respect of the Scheduled Premises.

12) Any notice required to be served to the Lessor or the Lessee shall be served by the Registered Post with acknowledgement due at the addresses given in this MOU.

13) The Lessor and the Lessee agree to enter into and execute a Lease Deed and an Agreement to Provide Utilities in terms of this MOU by 5 February 1999 provided the condition mentioned in clause 7 herein above is fulfilled.

14) The Lessor and Lessee agree not to terminate the Agreement for a period of 2 years from the date of the execution of the same. However, thereafter both the parties would have

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            the right to terminate the Agreement by serving the other party with
            a 3 months notice in advance.

15) The payments agreed to be made under the Agreement would be made after deducting tax at source in terms of the Income Tax Act and Rules made thereunder.

16) This MOU and the Agreement will be subject to and be governed by the laws of India and the Courts of Bangalore will have jurisdiction to adjudicate any dispute arising under this MOU or the Agreement.

IN WITNESS WHEREOF the Parties hereto have set their respective hand and seals to these presents on the day first herein above written.

WITNESS:


1.                                  LESSOR:

                                    /s/ Ashwini Ranjan

                                    Represented By
                                    Mr. Ashwini Ranjan
                                    (Father)


2.                                  LESSEE

                                    /s/ Yogi Mistry

                                    Authorised Signatory
                                    Mr Yogi Mistry
                                    Director





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                                   ANNEXURE 1


                          MAP OF THE SCHEDULED PREMISES